Certification Pursuant to Section 906
                       of the Sarbanes-Oxley Act of 2002

I, Peter H. Jennison, of W.P. Stewart & Co. Growth Fund, Inc. (the "Fund"), certify that:

     1) The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


By: /s/ Peter H. Jennison
   ----------------------
   Peter H. Jennison
   President
   W.P. Stewart & Co. Growth Fund, Inc.

Date: September 8, 2003

                     Certification Pursuant to Section 906
                       of the Sarbanes-Oxley Act of 2002

I, Susan G. Leber, of W.P. Stewart & Co. Growth Fund, Inc. (the "Fund"), certify that:

     1) The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


By: /s/ Susan G. Leber
   -------------------
   Susan G. Leber
   Principal Financial Officer and Treasurer
   W.P. Stewart & Co. Growth Fund, Inc.

Date: September 8, 2003